Acquired Sales Corp. Signs Definitive Merger Agreement to Acquire 100% of CBD LION LLC

Loans $300,000 to CBD LION LLC as Pre-Merger Growth Capital

LAKE FOREST, Ill., August 19, 2019 (GLOBE NEWSWIRE) -- Acquired Sales Corp. (OTC Pink: AQSP) today announced that it has signed a definitive merger agreement to acquire 100% of CBD LION LLC (www.CBDLION.com), Mundelein, Illinois, for consideration of $2 million in cash, plus 5 million shares of Acquired Sales Corp.'s common stock. Acquired Sales Corp. also announced that it has loaned $300,000 to CBD LION LLC that will be used as growth capital.

Closing of the acquisition is subject to a number of conditions, including completion of the audit of CBD LION, receipt of a tax opinion on the transaction, obtaining all necessary approvals, providing required stockholder information and notice, and the completion of all necessary securities filings.

Following the closing of the transaction, Acquired Sales Corp. plans to change its name to CBD LION CORP. to emphasize its vision to become the leader in the CBD products industry.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the contingencies to the closing of the contemplated transaction between the companies, and the growth strategies and future plans of the companies. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to the contemplated transaction between the companies not closing, or to the actual results of these companies' operations or the performance or achievements of these companies differing materially from those expressed or implied by the forward-looking statements. Acquired Sales Corp. undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of contingencies to the closing of the contemplated transaction between the companies, and as a result of certain other factors, including those set forth in Acquired Sales Corp.'s filings with the Securities and Exchange Commission.

CONTACTS:

Acquired Sales Corp.
Gerard M. Jacobs, CEO
847-915-2446
GerardMJacobs@AcquiredSalesCorp.com
www.AcquiredSalesCorp.com

CBD LION LLC
Erik S. Lundgren, Founder and CEO
224-688-9087
Erik@CBDLION.com
www.CBDLION.com